1Q14/FY14 Earnings Release	Page 1 of 4

FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations
John Eldridge
(206) 272-6571
j.eldridge@f5.com

Public Relations
Alane Moran
(206) 272-6850
a.moran@f5.com

F5 Networks Announces Results for First Quarter of Fiscal 2014
SEATTLE, WA - January 22, 2014 - For the first quarter of fiscal 2014, ended December 31, F5 Networks, Inc. (NASDAQ: FFIV) announced revenue of $406.5 million, up 3 percent from $395.3 million in the prior quarter and 11 percent from $365.5 million in the first quarter of fiscal 2013.
GAAP net income was $68.0 million ($0.87 per diluted share), compared to $76.2 million ($0.97 per diluted share) in the prior quarter and $69.5 million ($0.88 per diluted share) in the first quarter a year ago.
Excluding the impact of stock-based compensation and amortization of purchased intangible assets, non-GAAP net income was $94.8 million ($1.22 per diluted share), compared to $99.2 million ($1.26 per diluted share) in the prior quarter and $90.6 million ($1.14 per diluted share) in the first quarter of last year.
A reconciliation of GAAP net income to non-GAAP net income is included on the attached Consolidated Statements of Operations.
“During the first quarter, increasing demand for the new hardware and software products we introduced in fiscal 2013 continued to drive product revenue, which increased 3 percent from the prior quarter and 7 percent year over year,” said John McAdam, F5 president and chief executive officer. “Strong sales across all geographic regions reflected both demand for the new products and positive customer response to our ‘Good, Better, Best’ pricing model we introduced in early November.
“In addition to delivering a broad array of new products and solutions, we have continued to partner with industry leaders to ensure that our products complement theirs to optimize the security, performance and availability of applications. During the November rollout of our new Synthesis framework for software-defined application services, we highlighted a number of partnerships with the leading developers of software-defined networking technology (SDN). As SDN begins to gain traction, we believe these partnerships will open up new and expanding market opportunities for our products.

1Q14/FY14 Earnings Release	Page 2 of 4

“Reflecting our confidence in the company’s near-term prospects and our determination to continue investing in our long-term growth, we added another 165 employees during the first quarter of fiscal 2014. We remain confident that the momentum we saw in the last two quarters will continue through the current quarter and into the back half of the year.
“For the current quarter, ending March 31, we have set a revenue goal of $408 million to $418 million with a GAAP earnings target of $0.87 to $0.90 per diluted share and a non-GAAP earnings target of $1.23 to $1.26 per diluted share.”
A reconciliation of the company's expected GAAP and non-GAAP earnings is provided in the following table:

	Three months ended
	March 31, 2014

Reconciliation of Expected Non-GAAP Second Quarter Earnings	Low	High
Net income	$67.2	$69.6
Stock-based compensation expense	$35.5	$35.5
Amortization of purchased intangible assets	$2.1	$2.1
Tax effects related to above items	$(9.9)	$(9.9)
Non-GAAP net income excluding stock-based compensation expense and amortization of purchased intangible assets	$94.9	$97.3
Net income per share - diluted	$0.87	$0.90
Non-GAAP net income per share - diluted	$1.23	$1.26

Share Repurchase Program
The company also announced today that its board of directors had authorized an additional $500 million for the company's common stock share repurchase program. This new authorization is incremental to the $281.3 million currently unused in the existing program which was initially authorized in October 2010.
Acquisitions for the share repurchase program will be made from time to time in private transactions or open market purchases as permitted by securities laws and other legal requirements. The timing and amounts of any purchases will be based on market conditions and other factors including but not limited to price, regulatory requirements and capital availability. The program does not require the purchase of any minimum number of shares and the program may be modified, suspended or discontinued at any time.

1Q14/FY14 Earnings Release	Page 3 of 4

About F5 Networks
F5 (NASDAQ: FFIV) provides solutions for an application world. F5 helps organizations seamlessly scale cloud, data center, and software defined networking (SDN) deployments to successfully deliver applications to anyone, anywhere, at any time. F5 solutions broaden the reach of IT through an open, extensible framework and a rich partner ecosystem of leading technology and data center orchestration vendors. This approach lets customers pursue the infrastructure model that best fits their needs over time. The world’s largest businesses, service providers, government entities, and consumer brands rely on F5 to stay ahead of cloud, security, and mobility trends. For more information, go to f5.com.
You can also follow @f5networks and on Twitter or visit us on Facebook for more information about F5, its partners, and technology. For a complete listing of F5 community sites, please visit www.f5.com/news-press-events/web-media/community.html.
Forward Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding the continuing strength and momentum of F5's business, sequential growth, the target revenue and earnings range, share amount and share price assumptions, demand for application delivery networking, application delivery services, security, virtualization and diameter products, expectations regarding future services and products, expectations regarding future customers, markets and the benefits of products, and other statements that are not historical facts and which are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, optimization, diameter and virtualization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; F5's ability to sustain, develop and effectively utilize distribution relationships; F5's ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5's ability to expand in international markets; the unpredictability of F5's sales cycle; F5’s share repurchase program; future prices of F5's common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.

1Q14/FY14 Earnings Release	Page 4 of 4

GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, amortization of purchased intangible assets and acquisition-related charges, net of taxes, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation, amortization of purchased intangible assets and acquisition-related charges. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Stock-based compensation is a non-cash expense that F5 has accounted for since July 1, 2005 in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Compensation—Stock Compensation (“FASB ASC Topic 718”). Amortization of intangible assets is a non-cash expense. Investors should note that the use of intangible assets contribute to revenues earned during the periods presented and will contribute to revenues in future periods. Acquisition-related expenses consist of professional services fees incurred in connection with acquisitions.
The reconciliation of the company’s expected GAAP and non-GAAP fourth quarter earnings also excludes a loss on a facility sublease from net income (non-GAAP).  This loss was incurred during the quarter ending September 30, 2013 in connection with the consolidation of certain subleases at the company’s corporate headquarters.
Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the company’s core business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s core business and which management uses in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the company provides investors this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into the company’s operational performance and financial results.
For reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, please see the section in our Consolidated Statements of Operations entitled “Non-GAAP Financial Measures.”
# # # #

F5 Networks, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	December 31,	September 30,
	2013	2013

ASSETS
Current assets
Cash and cash equivalents	$231,328	$189,693
Short-term investments	346,863	352,450
Accounts receivable, net of allowances of $4,326 and $3,259	220,784	204,205
Inventories	19,051	19,026
Deferred tax assets	20,530	16,342
Other current assets	32,387	34,655
Total current assets	870,943	816,371
Property and equipment, net	62,157	63,522
Long-term investments	657,018	728,981
Deferred tax assets	25,714	22,389
Goodwill	523,727	523,727
Other assets, net	75,280	75,564
Total assets	$2,214,839	$2,230,554
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$38,151	$37,313
Accrued liabilities	125,716	92,608
Deferred revenue	450,104	421,429
Total current liabilities	613,971	551,350
Other long-term liabilities	24,176	25,202
Deferred revenue, long-term	117,622	109,944
Deferred tax liabilities	5,000	5,346
Total long-term liabilities	146,798	140,492
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 76,040 and 78,090 shares issued and outstanding	109,949	262,505
Accumulated other comprehensive loss	(7,548)	(7,414)
Retained earnings	1,351,669	1,283,621
Total shareholders’ equity	1,454,070	1,538,712
Total liabilities and shareholders’ equity	$2,214,839	$2,230,554

F5 Networks, Inc.
Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended
	December 31,	September 30,	December 31,
	2013	2013	2012
Net revenues
Products	$218,601	$212,291	$204,712
Services	187,851	183,038	160,739
Total	406,452	395,329	365,451
Cost of net revenues (1)(2)
Products	37,244	35,151	31,792
Services	35,639	31,792	29,093
Total	72,883	66,943	60,885
Gross profit	333,569	328,386	304,566
Operating expenses (1)(2)
Sales and marketing	134,803	119,836	122,268
Research and development	64,133	54,464	48,541
General and administrative	25,500	26,512	24,673
Loss on facility sublease	—	2,393	—
Total	224,436	203,205	195,482
Income from operations	109,133	125,181	109,084
Other income, net	246	732	1,550
Income before income taxes	109,379	125,913	110,634
Provision for income taxes	41,331	49,682	41,141
Net income	$68,048	$76,231	$69,493

Net income per share — basic	$0.88	$0.97	$0.88
Weighted average shares — basic	77,438	78,353	78,789

Net income per share — diluted	$0.87	$0.97	$0.88
Weighted average shares — diluted	77,822	78,674	79,278

Non-GAAP Financial Measures
Net income as reported	$68,048	$76,231	$69,493
Stock-based compensation expense (3)	34,528	22,031	26,710
Amortization of purchased intangible assets (4)	2,086	1,033	1,033
Loss on facility sublease	—	2,393	—
Tax effects related to above items	(9,899)	(2,538)	(6,613)
Net income excluding stock-based compensation, amortization of purchased intangible assets and loss on facility sublease (non-GAAP) - diluted	$94,763	$99,150	$90,623

Net income per share excluding stock-based compensation, amortization of purchased intangible assets and loss on facility sublease (non-GAAP) - diluted	$1.22	$1.26	$1.14

Weighted average shares - diluted	77,822	78,674	79,278

(1) Includes stock-based compensation as follows:
Cost of net revenues	$3,858	$2,258	$2,967
Sales and marketing	14,002	7,945	10,556
Research and development	11,638	7,638	7,802
General and administrative	5,030	4,190	5,385
	$34,528	$22,031	$26,710

(2) Includes amortization of purchased intangible assets as follows:
Cost of net revenues	$1,727	$958	$958
Sales and marketing	359	75	75
	$2,086	$1,033	$1,033

(3)    Stock-based compensation is accounted for in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”)

(4)    Beginning with the second quarter of fiscal 2012, the company will exclude amortization of purchased intangible assets and acquisition-related charges in addition to stock-based compensation expense as a non-GAAP financial measure

F5 Networks, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three months ended
	December 31,
	2013	2012
Operating activities
Net income	$68,048	$69,493
Adjustments to reconcile net income to net cash provided by operating activities:
Realized (gain) loss on disposition of assets and investments	(59)	26
Stock-based compensation	34,528	26,710
Provisions for doubtful accounts and sales returns	1,168	349
Depreciation and amortization	11,437	9,934
Deferred income taxes	(8,702)	(1,265)
Changes in operating assets and liabilities:
Accounts receivable	(17,746)	(24,256)
Inventories	(25)	(1,313)
Other current assets	2,189	(4,979)
Other assets	(1,876)	428
Accounts payable and accrued liabilities	33,611	36,411
Deferred revenue	36,353	33,268
Net cash provided by operating activities	158,926	144,806
Investing activities
Purchases of investments	(147,534)	(313,114)
Maturities of investments	168,026	165,193
Sales of investments	54,660	23,020
Increase in restricted cash	(6)	(728)
Purchases of property and equipment	(4,980)	(7,788)
Net cash provided by (used in) investing activities	70,166	(133,417)
Financing activities
Excess tax benefit from stock-based compensation	182	503
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	13,188	11,583
Repurchase of common stock	(200,000)	(50,000)
Net cash used in financing activities	(186,630)	(37,914)
Net increase (decrease) in cash and cash equivalents	42,462	(26,525)
Effect of exchange rate changes on cash and cash equivalents	(827)	(93)
Cash and cash equivalents, beginning of year	189,693	211,181
Cash and cash equivalents, end of year	$231,328	$184,563